Exhibit 10.13

Dated:  June 5, 2006

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CCP-2	$3,000,000

ISONICS CORPORATION

Secured Convertible Debenture

Due May 30, 2009

This Secured Convertible Debenture (the “Debenture”) is issued by ISONICS CORPORATION, a California corporation (the “Obligor”), to CORNELL CAPITAL PARTNERS, LP (the “Holder”), pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith.

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of Three Million Dollars ($3,000,000) together with accrued but unpaid interest on or before May 30, 2009 (the “Maturity Date”) in accordance with the following terms:

Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to six percent (6%).  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder will be paid to the Holder or its assignee (as defined in Section 5) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the “Debenture Register”).

Interest Payments.  The Obligor at its option shall make payment of all outstanding and accrued interest at the Maturity Date (“Scheduled Payment”) in shares of the Company’s Common Stock or cash.  If such Schedule Payment is made in Common Stock, such number of shares of the Company’s Common Stock due as payment shall be calculated based on the amount of interest due divided by eighty eight percent (88%) of the average VWAP of the Company’s Common Stock for the five (5) Trading Days immediately preceding the date the Maturity Date.

Notwithstanding the foregoing, this Debenture shall become due and immediately payable, including all accrued but unpaid interest, upon an Event of Default (as defined in Section 2 hereof).

Right of Redemption.  The Obligor at its option shall have the right, with ten (10) Trading Days advance written notice (the “Redemption Notice”), to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that the Closing Bid Price of the of the Obligor’s Common Stock, as reported by Bloomberg, LP, is less than Two Dollars and Fifty Cents ($2.50) at the time of the Redemption Notice.  The Obligor shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the “Redemption Amount”).  The Obligor shall deliver to the Holder the Redemption Amount on the tenth (10th) Trading Day after the Redemption Notice.

Notwithstanding the foregoing in the event that the Obligor has elected to redeem a portion of the outstanding principal amount and accrued interest under this Debenture the Holder shall be permitted to convert all or any portion of this Debenture during such ten (10) business day advance written notice period.

Security Agreements.  This Debenture is secured by Security Agreements of even date herewith between the Obligor and the Holder as well as Isonics Vancouver, Inc., Isonics Homeland Security and Defense Corporation, and
Protection Plus Security Corporation , all of which are wholly owned subsidiaries of the Obligor, and the Holders (all such security agreements shall be referred to as the “Security Agreement”).

Consent of Holder to Sell Capital Stock or Grant Security Interests.  So long as any of the principal amount on this Debenture remains unpaid and unconverted and except for Excluded Securities, the Obligor shall not, without the prior consent of the Holder, (i) issue or sell any shares of Common Stock without consideration or for consideration per share less than the VWAP of the Common Stock on the Trading Day immediately prior to its issuance, (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for consideration per share less than the Closing Bid Price of the Common Stock on the date of issuance , (iii) issue or sell any shares of preferred stock without consideration or for consideration per share less than the VWAP of the Common Stock on the Trading Day immediately prior to its issuance (iv) enter into any security instrument granting the holder a security interest in any of the assets of the Obligor, other than security interests in connection with capital lease financing, in cases where the security interest is in the nature of a purchase money security interest, or for funds used for acquisitions by the Obligor or any subsidiary of a business that has positive earnings before interest, taxes, depreciation, and amortization expenses or to refinance of the purchase money security interest in such event the Holder shall take a second security position, provided however in the event that a security interest is not given in connection with acquisitions by the Obligor or any subsidiary of a business that has positive earnings before interest, taxes, depreciation, and amortization expenses it is understood that the Holder shall be given a first security interest or (v) file any registration statements on Form S-8.

Rights of First Refusal.  For a period of one (1) year from the date hereof, so long as any portion of this Debenture is outstanding (including principal or accrued interest), if the Obligor intends to raise additional capital by the issuance or sale of capital stock of the Obligor, including without limitation shares of any class of Common Stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of Common Stock (whether the offering is conducted by the Obligor, underwriter, placement agent or any third party) the Obligor shall be obligated to offer to the Holder a percentage of such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  For the purposes of this paragraph, the percentage shall be calculated by multiplying fifty percent (50%) by a fraction, the numerator of which is the principal amount of this Debenture, and the denominator of which is $16,000,000.

After one (1) year from the date hereof, so long as any portion of this Debenture is outstanding (including principal or accrued interest), if the Obligor intends to raise additional capital by the issuance or sale of capital stock of the Obligor, including without limitation shares of any class of Common Stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of Common Stock (whether the offering is conducted by the Obligor, underwriter, placement agent or any third party) the Obligor shall be obligated to offer to the Holder a percentage of such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  For the purposes of this paragraph, the percentage shall be calculated by multiplying twenty five percent (25%) by a fraction, the numerator of which is the principal amount of this Debenture, and the denominator of which is $16,000,000.

The Holder shall have five (5) Trading Days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.  If the Holder does not accept and complete its participation in the financing to the full extent to which the Holder is entitled under this section, the right of first refusal shall terminate upon the completion of the financing.

This Debenture is subject to the following additional provisions:

Section 1.                                          This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2.                                          Events of Default.

(a)                                  An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body).  An Event of Default shall only be deemed to exist after any applicable cure or grace period has expired:

(i)                                     Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on the Scheduled Payment due date, a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii)                                  The Obligor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) hereof) or any Transaction Document (as defined in Section 5) which is not cured with in the time prescribed after notice from the Holder and an opportunity of not less than ten (10) Trading Days to cure such breach;

(iii)                               The Obligor or any subsidiary of the Obligor shall commence, or there shall be commenced against the Obligor or any subsidiary of the Obligor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor or any subsidiary of the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or any subsidiary of the Obligor or there is commenced against the Obligor or any subsidiary of the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any subsidiary of the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any subsidiary of the Obligor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues uncontested, undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any subsidiary of the Obligor makes a general assignment for the benefit of creditors; or the Obligor or any subsidiary of the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any subsidiary of the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any subsidiary of the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any subsidiary of the Obligor for the purpose of effecting any of the foregoing;

(iv)                              The Obligor or any subsidiary of the Obligor shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor or any subsidiary of the Obligor in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v)                                 The Common Stock shall cease to be quoted for trading or listing for trading on either the OTC Bulletin Board (“OTCBB”), Nasdaq Capital Market, New York Stock

Exchange, American Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”) and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting;

(vi)                              The Obligor or any subsidiary of the Obligor shall be a party to any Change of Control Transaction (as defined in Section 5) without the consent of holders of at least a majority in principal amount of the 6% Convertible Debentures then outstanding;

(vii)                           The Obligor shall fail to comply with its obligations in the Underlying Shares Registration Statement (as defined in Section 5) in any material respect, after any notice and grace period or opportunity to cure as provided by such Underlying Shares Registration Statement;

(viii)                        The Obligor or the Obligor’s transfer agent, as the case maybe, shall fail for any reason to deliver Common Stock certificates to a Holder, as contemplated under the Irrevocable Transfer Agent Instructions dated the date hereof, prior to the third (3rd) or sixth (6th)  Trading Day, as the case my be under the Irrevocable Transfer Agent Instructions, after a Conversion Date or the Obligor shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Debenture in accordance with the terms hereof and;

(x)                                   The Obligor shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) days after notice is claimed delivered hereunder;

(xi)                                The Obligor shall fail for any reason to deliver the payment in cash pursuant to Section 3 (c)(i) within three (3) days after notice is claimed delivered hereunder.

(b)                                 During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor.    In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect.  The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  Upon an Event of Default, notwithstanding any other provision of this Debenture or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Debenture or the sale of the Underlying Shares except those restrictions imposed by federal or applicable state securities laws.

Section 3.                                          Conversion.

(a)                                  Conversion at Option of Holder.

(i)                                     (a) Provided the Obligor has sufficient authorized shares, in which case the Obligor shall be obligated to increase its authorized shares pursuant to Section 4 (e) of the Securities Purchase Agreement, and provided that the Obligor has obtained shareholder approval as contemplated in Section 4(l) of the Securities Purchase Agreement, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 5) (subject to the limitations on conversion set forth in Section 3(b) hereof) provided however the Holder shall not be entitled to sell such shares, until the later to occur of i) the date the Underlying Shares Registration Statement is declared effective or ii) (subject to compliance with federal and applicable state securities laws) one hundred twenty (120) calendar days from the date hereof (collectively referred to as the “Waiting Period”), unless waived by the Obligor. Notwithstanding the foregoing in the event that the Underlying Shares Registration Statement is not declared effective within one (1) year from the date hereof the Holder shall be entitled to sell shares of the Obligor’s Common Stock issuable hereunder pursuant to Rule 144 as applicable. The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 3(c)(i)).  The Obligor shall deliver Common Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date.

(b)                           Provided that there is an effective Underlying Shares Registration Statement the Obligor at its option shall have the right at any time and from time to time, if the VWAP of the Obligor’s Common Stock as quoted by Bloomberg, LP is equal to or greater than Two Dollars and Fifty Cents ($2.50) (the “Forced Conversion Price”) for twenty (20) consecutive Trading Days (the “Forced Conversion Pricing Period”), to force the Holder to convert the outstanding Principal amount of this Debenture plus outstanding and accrued interest, subject to the limitations in Section 3(b)(i) herein, at the Fixed Conversion Price, in whole or in part.  In such event the Obligor shall provide to the Holder written notice at the end of business, but not later than 5:30 pm EST, on the last Trading Day of the Forced Conversion Pricing Period (the “Forced Conversion Notice”).  The Holder shall than on the next Trading Day from receipt of the Forced Conversion Notice, convert this Debenture, subject to the limitations in Section 3(b)(i) herein, in whole or in part, at the Fixed Conversion Price (“Forced Conversion Period”).  Provided however in the event that the VWAP of the Obligor’s Common Stock, as quoted by Bloomberg, LP, during the Forced Conversion Period is lower than the Forced Conversion Price the Obligor shall not have the right to force the Holder to exercise this Debenture, in whole or in part.

(ii)                                  Notwithstanding anything to the contrary contained herein, if after December 31, 2006, on any Conversion Date:  (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest hereunder in shares of Common Stock; (2) the Common Stock is not listed or quoted for trading on the OTCBB or on a Subsequent Market; (3) the Obligor has failed to timely satisfy its conversion; or (4) the issuance of such shares of Common Stock would result in a violation of Section 3(b), then, at the option of the Holder, the Obligor, in lieu of delivering shares of Common Stock pursuant to Section 3(a)(i), shall deliver, within five (5)  Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due therein divided by the

Conversion Price, chosen by the Holder, and multiplied by the VWAP of the Common Stock on the date of the conversion notice until the date that such cash payment is made.

Further, if the Obligor shall not have delivered any cash due in respect of conversion of this Debenture or as payment of interest thereon by the fifth (5th) Trading Day after the Conversion Date, the Holder may, by notice to the Obligor, require the Obligor to issue shares of Common Stock pursuant to Section 3(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provisions of this Section.

(iii)                               The Holder shall effect conversions by delivering to the Obligor a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”).  The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Obligor in order to effect conversions.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Obligor shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of error.

(b)                                 Certain Conversion Restrictions.

(i)                                     A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture held by such Holder after application of this Section.  Since the Holder will not be obligated to report to the Obligor the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Obligor shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 3(a)(i) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Obligor. Other Holders shall be unaffected by any such waiver.

(ii) Commencing at the end of the Waiting Period and for one hundred twenty (120)  calendar days thereafter and subject to further limitations in Section 3(a)(i), the Holder shall not convert any portion of the aggregate outstanding principal amount and accrued interest due under all Debentures issued under the Securities Purchase Agreement,  into shares of the Obligor’s Common Stock in excess of Two Hundred Thousand Dollars ($200,000) at the Market Conversion Price in any seven (7) calendar day period.  Notwithstanding the forgoing, this conversion restriction shall not apply upon the occurrence of an Event of Default or if waived in writing by the Obligor.  Thereafter, the Holder shall not convert any portion of the aggregate outstanding principal amount and accrued interest due under all Debentures issued under the Securities Purchase Agreement, into shares of the Company’s Common Stock in excess of Four Hundred Thousand Dollars ($400,000) at the Market Conversion Price in any seven (7) calendar day period.

Notwithstanding the forgoing, the conversion restrictions in this Section 3(b)(ii) shall not apply upon the occurrence of an Event of Default (after notice and any applicable cure period),  if waived in writing by the Company or if such shares being sold have been converted at the Fixed Conversion Price (to the extent such sales are permitted under federal and applicable state securities laws).

(iii)                           The number of shares of Common Stock issuable upon conversion of the Debenture shall not be greater than 6,075,785 shares (which when included with the 660,000 Buyer’s Shares (as defined in the Securities Purchase Agreement) and the 2,000,000 Warrant Shares exercisable at $1.25 is less than 20% of the total number of outstanding shares of Common Stock as of the date of this Debenture), until the Obligor’s shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares as outlined in Section 4(l) of the Securities Purchase Agreement.

(c)                                  Conversion Price and Adjustments to Conversion Price.

(i)                                     The conversion price in effect on any Conversion Date shall be, at the sole option of the Holder, equal to either (a) One Dollar and Twenty Five Cents ($1.25) (the “Fixed Conversion Price”) or (b) eighty percent (80%) of the average of the two (2) lowest daily VWAPs of the Common Stock during the five (5) Trading Days immediately preceding the Conversion Date as quoted by Bloomberg, LP (the “Market Conversion Price”).  The Fixed Conversion Price and the Market Conversion Price are collectively referred to as the “Conversion Price.”  The Conversion Price may be adjusted pursuant to the other terms of this Debenture.  Notwithstanding the restrictions set forth in Sections 2(b)(ii) and 2(b)(iii), the Holder shall have the absolute right to convert any or all of this Debenture at the Fixed Conversion Price free of such restriction provided such conversion is in compliance with the shareholder approval requirements of the Nasdaq Capital Market.

Notwithstanding anything to the contrary herein, the maximum number of shares of the Company’s Common Stock that may be issued upon conversion of the principal amount of this Debenture is 64,000,000 (the “Conversion Shares”).

In the event that all of the Conversions Shares are issued and there remains outstanding principal amount and accrued interest hereunder all amounts of outstanding principal and accrued interest shall be immediately due and payable in cash.

 (ii)                               If the Obligor, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Obligor, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii)                               If the Obligor, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fixed Conversion Price (not including the issuance of Excluded Securities), then the Fixed Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Fixed Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Fixed Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Fixed Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv)                              If the Obligor or any subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Fixed Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Fixed Conversion Price (in all cases, other than Excluded Securities), such issuance shall be deemed to have occurred for less than the Fixed Conversion Price), then, at the sole option of the Holder, the Fixed Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Obligor shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Obligor’s stock option or stock purchase plans.

(v)                                 If the Obligor, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Fixed Conversion Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi)                              In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option,  (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Obligor into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Obligor to prepay the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash.  This provision shall similarly apply to successive reclassifications or share exchanges.

(vii)                           The Obligor shall at all times after December 31, 2006 reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Trading Days following the receipt by the Obligor of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Obligor shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(viii)                        All calculations under this Section 3 shall be rounded up to the nearest $0.001 or whole share.

(ix)                                Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, the Obligor shall promptly mail or send by electronic means (including without limitation e-mail) to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(x)                                   If (A) the Obligor shall declare a dividend (or any other distribution) on the Common Stock; (B) the Obligor shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Obligor shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Obligor shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Obligor is a party, any sale or transfer of all or substantially all of the assets of the Obligor, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Obligor shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Obligor; then, in each case, the Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Obligor, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(xi)                                In case of any merger or consolidation of the Obligor or any subsidiary of the Obligor with or into another Person, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d)                                 Other Provisions.

(i)                                     The Obligor covenants that it will at all times after December 31, 2006 reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Obligor as to reservation of such shares set forth in this Debenture) be issuable (taking into account the adjustments and restrictions of Sections 2(b) and 3(c)) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Obligor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(ii)                                  Upon a conversion hereunder the Obligor shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Bid Price at such time. If the Obligor elects not, or is unable, to make such a cash payment, the

Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iii)                               The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debenture so converted and the Obligor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Obligor the amount of such tax or shall have established to the satisfaction of the Obligor that such tax has been paid.

(iv)                              Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Obligor ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)                                 In addition to any other rights available to the Holder, if the Obligor fails to deliver to the Holder such certificate or certificates pursuant to Section 3(a)(i) by the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Obligor shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Obligor timely complied with its delivery requirements under Section 3(a)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Obligor shall be required to pay the Holder $1,000.  The Holder shall provide the Obligor written notice indicating the amounts payable to the Holder in respect of the Buy-In.

Section 4.                                          Notices.    Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Obligor, to:	Isonics Corporation
5906 McIntyre Street
Golden, CO 80403
	Attention:	James E. Alexander, President
	Telephone:	(303) 279-7900
	Facsimile:	(303) 279-7300

With a copy (which does not constitute notice) to:	Burns, Figa & Will, P.C.
6400 South Fiddler’s Green Circle – Suite 1000
Greenwood Village, CO 80111
	Attention:	Herrick K. Lidstone, Jr., Esq.
	Telephone:	(303) 796-2626
	Facsimile:	(303) 796-2777

If to the Holder:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
	Attention:	Mark Angelo
	Telephone:	(201) 985-8300

With a copy to:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
	Telephone:	(201) 985-8300
	Facsimile:	(201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5.                                          Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Approved Stock Plan” means any employee benefit plan which has been approved or is in the future approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Obligor (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the consolidated assets of the Obligor or any subsidiary of the Obligor in one or a series of related transactions with or into another entity, or (d) the execution by the Obligor of an agreement to which the Obligor is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

“Closing Bid Price” means the price per share in the last reported trade of the Common Stock on the Nasdaq Capital Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg, LP.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, no par value, of the Obligor and stock of any other class into which such shares may hereafter be changed or reclassified.

“Conversion Date” shall mean the date upon which the Holder gives the Obligor notice of their intention to effectuate a conversion of this Debenture into shares of the Obligor’s Common Stock as outlined herein.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means:

(a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital),

(b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity,

(c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Debenture to employees of the Company within thirty (30) days of such employee’s starting his employment with the Company, and (II) the exercise price of such options is not less than the Closing Price of the Common Stock on the date of issuance of such option,

(d) securities issued pursuant to an Approved Stock Plan,

(e) up to 1,000,000 without registration rights and not pursuant to Form S-8 (in the event that such issuance has registration rights the Obligor shall obtain the prior written approval of the Holder) shares that may be issued from time to time at a price no less than the VWAP ending within three (3) Business Days prior to the completion of the transaction (the primary purpose of which is not to raise equity capital), and

(f) any issuance of securities to holders of the Other Securities provided such transactions are in accordance with the terms of such instrument (including any anti-dilution protection contained in such instrument) or are on terms determined by the Board of Directors of the Company to be no less favorable to the Company than the existing terms.

“Original Issue Date” shall mean the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Subsequent Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

“Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Agreement, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Investor’s Registration Rights Agreement, dated the date hereof by and between the Obligor and the Holder, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

“VWAP” means the price per share in the volume weighted average price of the Common Stock on the Nasdaq Capital Market or other Subsequent Market which the Common Stock is then listed as quoted by Bloomberg, LP.

Section 6.                                          Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct obligation of the Obligor. This Debenture ranks pari passu with all other 6% Debentures now or hereafter issued to the Holder under the terms set forth herein. As long as this Debenture is outstanding, the Obligor shall not and shall cause their subsidiaries not to, without the consent of the Holder of at least a majority of the principal amount of the 6% Convertible Debentures then outstanding (whether or not the Holder consents), (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

Section 7.                                          This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 8.                                          If this Debenture is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 9.                                          Except as described in the Disclosure Schedule, no indebtedness of the Obligor is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.  Without the Holder’s consent, the Obligor will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Obligor under this Debenture except for capital lease financing, in cases where the security interest is in the nature of a purchase money security interest, or for funds used for acquisitions by the Obligor or any subsidiary of a business that has positive earnings before interest, taxes, depreciation, and amortization expenses or to refinance of the purchase money security interest initially taken.

Section 10.                                   This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 11.                                   If the Obligor fails to strictly comply with the terms of this Debenture, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 12.                                   Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 13.                                   If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 14.                                   Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 15.                                   THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION

IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONLLY LEFT BLANK]

IN WITNESS WHEREOF, the Obligor has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

ISONICS CORPORATION

By:
Name:	James E. Alexander
Title:	President and Chief Executive Officer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $                                                            of the principal amount of the above Debenture into Shares of Common Stock of Isonics Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Debenture unconverted:	$
Conversion Price per share:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number:

If this name is different from the name of the Holder, the Holder will have to show compliance for such transfer with federal and applicable state securities laws or in accordance with the plan of distribution in the Underlying Shares Registration Statement.

By submitting this Notice of Conversion, the undersigned holder represents and warrants to the Obligor that it is an accredited investor as that term is defined in SEC Rule 501(a), it is a sophisticated investor as required by SEC Rule 506, that it has completed such investigation into the Obligor and the securities being acquired pursuant to this Notice of Conversion as the undersigned (in consultation with its advisors) has determined appropriate, and that it is submitting this Notice of Conversion of its own volition and free will.

By:	Date:
Name:
Address:

Social Security Number